As filed with the Securities and Exchange Commission on July__, 1999

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             SAMUEL L. MOLINARO, JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                                   ----------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At various times after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] 333-_____

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] 333-______________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                     PROPOSED           PROPOSED
  TITLE OF EACH CLASS OF        AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED (1)(2)  PRICE PER UNIT(3)   OFFERING PRICE    REGISTRATION FEE (2)(4)
---------------------------   ----------------   -----------------  -----------------  -----------------------
Debt Securities and Warrants   $9,368,183,000          100%           $9,368,183,00          $2,085,000
==============================================================================================================

(1) In U.S. dollars or their equivalent in one or more foreign or composite currencies.
(2) The amount of debt securities and warrants to be registered is their issue price plus the issue price of any warrants or the issue price of any debt securities to be issued upon the exercise of the warrants and that amount also includes any offers and sales of debt securities and warrants in market-making transactions by Bear, Stearns & Co. Inc., an affiliate of the Registrant.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) Pursuant to Rule 429(b) under the Securities Act of 1933, this Registration Statement includes debt securities and warrants having an initial public offering price of $1,868,183,000 and previously registered on Registration Statement No. 333-61437 filed by the Registrant on Form S-3 and declared effective on August 26, 1998. In connection with such amount of debt securities and warrants previously registered on Registration Statement No. 333-61437, the Registrant paid a fee of $551,112. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional debt securities and warrants being registered and having an initial public offering price of $7,500,000,000.

  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and relates to this Registration Statement and Registration Statement No. 333-61437. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-61437 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION; DATED JULY 16, 1999

PROSPECTUS

THE BEAR STEARNS COMPANIES INC.

DEBT SECURITIES
WARRANTS


    ------------------------------------------------------------------------


      By this Prospectus, we intend to offer at one or more times--

            Debt Securities and Warrants to Purchase Debt Securities in one or more series with an aggregate initial public offering price of up to $9,368,183,000 (as described in the applicable Prospectus Supplement).


    ------------------------------------------------------------------------


      We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplements carefully before you invest in the securities.


    ------------------------------------------------------------------------


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THIS PROSPECTUS IS JULY , 1999.

                            BEAR, STEARNS & CO. INC.

      THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THESE SECURITIES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                       ----------------------------------


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information...........................................3
Certain Definitions...........................................................5
The Bear Stearns Companies Inc................................................6
Use of Proceeds...............................................................7
Ratio of Earnings to Fixed Charges............................................7
Description of Debt Securities................................................8
Description of Warrants......................................................16
Limitations on Issuance of Bearer Debt Securities and Bearer Warrants........20
Plan of Distribution.........................................................21
ERISA Considerations.........................................................23
Experts......................................................................24
Validity of the Securities...................................................24

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This Prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

      Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

      The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

      The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

           (1) the Annual Report on Form 10-K (including the portions of our Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

           (2) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998 and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998; and

           (3) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998, December 16,
      1998, December 21, 1998, January 19, 1999, January 20, 1999, February 23,
      1999, April 12, 1999, April 14, 1999 and June 28, 1999.

      We will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Corporate

Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                               CERTAIN DEFINITIONS

      Unless otherwise stated in this Prospectus:

      o "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

      o    "AMEX" refers to the American Stock Exchange;

      o    "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

      o    "BSSC" refers to Bear, Stearns Securities Corp.;

      o    "BSIL" refers to Bear, Stearns International Limited;

      o    "NYSE" refers to the New York Stock Exchange; and

      o    "NASD" refers to the National Association of Securities Dealers, Inc.

Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                         THE BEAR STEARNS COMPANIES INC.

      We are a holding company that, through our principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading U.S. investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. Our business includes:

      o market-making and trading in corporate, U.S. government, government-agency, mortgage-related, asset-backed and municipal securities;

      o trading in equity and debt corporate securities, options, futures, foreign currencies, interest-rate swaps and other derivative products;

      o    securities and commodities arbitrage;

      o    securities, options and commodities brokerage;

      o    underwriting and distributing securities;

      o    providing securities clearance services;

      o    financing customer activities;

      o    securities lending;

      o    arranging for the private placement of securities;

      o advising clients in mergers, acquisitions, restructurings and leveraged transactions;

      o    providing other financial advisory services;

      o    making principal investments in leveraged acquisitions;

      o    acting as specialist on the floor of the NYSE and the AMEX;

      o providing fiduciary and other services, including real estate brokerage, investment management and investment advisory; and

      o    conducting financial market and securities research.

      Our business is conducted:

      o    from our principal offices in New York City;

      o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco;

      o    from representative offices in Beijing, Hong Kong and Shanghai;

      o    from a branch office in Lugano;

      o through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Sao Paulo, Singapore and Tokyo; and

      o through joint ventures with other firms in Belgium, Madrid and the Philippines.

Our foreign offices provide services and engage in investment activities involving foreign clients and international transactions. We provide trust-company services through our subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

      Bear Stearns and BSSC are broker-dealers registered with the SEC. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the NASD and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York. BSIL is a securities broker dealer based in London. BSIL is regulated by the Securities and Futures Authority in the United Kingdom and is a member of the London International Financial Futures Exchange, the London Securities & Derivatives Exchange, the International Petroleum Exchange and the London Commodity Exchange.

      We are incorporated in the State of Delaware. Our principal executive office is located at 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term debt and investments in, or extensions of credit to, subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. Fixed charges for purposes of the ratio consist of interest expense and certain other immaterial expenses.

      The table below presents the ratio of earnings to fixed charges for the fiscal years ended June 30, 1994, 1995, 1996, 1997 and 1998 and the nine months ended March 27, 1998 and March 26, 1999.


                Year Ended June 30,                 Nine Months Ended
      ----------------------------------------     -----------------------
                                                   March 27,     March 26,
      1994     1995     1996     1997     1998       1998          1999
      ----     ----     ----     ----     ----     ---------     ---------
      1.6       1.2     1.4      1.4      1.3         1.3           1.2

                         DESCRIPTION OF DEBT SECURITIES

      This section describes certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of any debt securities offered by a Prospectus Supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the Prospectus Supplement relating to that particular series of debt securities.

      We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee").

      The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

      This section, along with the description in the applicable Prospectus Supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.


GENERAL

      We may offer debt securities for an aggregate principal amount of up to $9,368,183,000 under this Prospectus. As of the date of this Prospectus, we have issued approximately $44,545,989,650 aggregate principal amount of debt securities under the Indenture, of which $15,567,596,175 is outstanding. The Indenture permits us to:

      o    issue debt securities at various times in one or more series;

      o    issue an unlimited principal amount of debt securities;

      o provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this Prospectus at various times and without your consent; and

      o "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

      Unless we provide otherwise in an applicable Prospectus Supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the Prospectus Supplement relating to that series.

      Unless we provide otherwise in the applicable Prospectus Supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the Prospectus Supplement relating to that series.

      If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable Prospectus Supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

      We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the Prospectus Supplement relating to that series.


RANKING

      The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

      We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.


METHODS OF RECEIVING PAYMENT ON THE DEBT SECURITIES

      Registered Debt Securities. Unless we otherwise provide in the applicable Prospectus Supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

      Interest payments made before maturity or redemption on registered debt securities may be made:

      o at our option, by check mailed to the address of the person entitled to payment; or

      o at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

      Bearer Debt Securities. Unless we provide otherwise in the applicable Prospectus Supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a U.S. address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable Prospectus Supplement.

NOTICES

      Registered Debt Securities. Unless otherwise provided in the applicable Prospectus Supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

      Bearer Debt Securities. Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such bearer debt security.


GLOBAL SECURITIES

      The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

      Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

      o the depositary for the global security to a nominee of the depositary; or

      o a nominee of the depositary to the depositary or another nominee of the depositary; or

      o the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

      Each Prospectus Supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

      Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

      Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

      o will not be entitled to have debt securities represented by global securities registered in their names;

      o will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

      o will not be considered the owners or holders of these securities under the Indenture.

      Subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

      We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

      If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable U.S. Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-U.S. persons or U.S. persons that are permitted to hold bearer debt securities under applicable U.S.
Treasury regulations.

      In general, U.S. persons that are permitted to hold bearer debt securities are U.S. persons who acquire the securities through the foreign branch of certain U.S. financial institutions and certain U.S. financial institutions that hold the bearer debt securities for resale to non-U.S. persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

      If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

      In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

      (1) registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

      (2) bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

      (3) either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

      You should read the section entitled "Limitations on Issuance of Bearer Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.


LIMITATION ON LIENS

      We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

      The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.


MERGER AND CONSOLIDATION

      We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any U.S. state, if:

      (1) we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

      (2) the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

           (a) payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and

           (b) performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

      Unless otherwise provided in the applicable Prospectus Supplement, the Indenture permits:

      o a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

      o    a change in control; or

      o a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.


MODIFICATION AND WAIVER

      With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

      o changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

      o reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

      o changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

      o impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

      o reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

      o modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

      Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.


EVENTS OF DEFAULT

      Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

      (1) a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

      (2) a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

      (3) a failure to deposit any sinking fund payment when due relating to that series;

      (4) a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

      (5) a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

      (6)  certain events of bankruptcy, insolvency or reorganization; and

      (7) any other Event of Default with respect to debt securities of that series.


CONCERNING THE TRUSTEE

      Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

      The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

      If we fail, or a Restricted Subsidiary fails, to pay for 10 days after receiving notice of a default relating to amounts declared due and payable before maturity on any indebtedness in excess of $10 million, the Trustee will not give notice for at least an additional 30 days.

      If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

      So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

      o a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

      o a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

      The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.


DEFEASANCE

      If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in U.S. dollars (except as otherwise provided under the Indenture), we will:

      o be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

      o not be subject to provisions of the Indenture described above under the subsections entitled "--Limitation on Liens" and "--Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

      To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

      (1) the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for U.S. federal income tax purposes; and

      (2) if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

We may specify defeasance provisions with respect to any series of debt securities under the terms of the Indenture.

                             DESCRIPTION OF WARRANTS

      This section sets forth certain general terms and provisions of the warrants to which any Prospectus Supplement may relate. The particular terms of the warrants offered by any Prospectus Supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the Prospectus Supplement relating to those warrants.

      We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this Prospectus and in any applicable Prospectus Supplement.

      Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the Prospectus Supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

      This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."


GENERAL

      The terms of any particular series of warrants will be described in the Prospectus Supplement relating to that particular series of warrants, including, where applicable:

      (1) whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;

      (2)  the offering price;

      (3) the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

      (4) the date on which the right to exercise those warrants will commence and the date on which that right will expire;

      (5) whether those warrants are to be issuable in registered or bearer form;

      (6) whether those warrants are extendible and the period or periods of such extendibility;

      (7) the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

      (8) whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

      (9)  U.S. federal income tax consequences applicable to those warrants;
           and

      (10) any other terms of those warrants not inconsistent with the applicable warrant agreement.

      If the offered warrants are to purchase debt securities, the Prospectus Supplement will also describe:

      (1) the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;

      (2) the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;

      (3) the date or dates on and after which those warrants and the related debt securities will be separately transferable; and

      (4) the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

      Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

      If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe:

      o the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

      o whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

      If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The Prospectus Supplement will describe:

      o    the terms of those warrants;

      o    the stock index or stock basket covered by those warrants; and

      o    the market to which the stock index or stock basket relates.

      If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe:

      o    the terms of those warrants;

      o    the commodity or commodity index covered by those warrants; and

      o    any market to which the commodity or commodity index relates.

      You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the Prospectus Supplement relating to that series of warrants).

      As the applicable Prospectus Supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

      o warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and

      o warrants on stock indices or stock baskets or on commodities or commodity indices.

      Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.


EXERCISE OF WARRANTS

      As set forth in, or calculable from, the Prospectus Supplement relating to each series of warrants, each warrant you purchase will entitle you to:

      o    buy the equivalent amount of the debt securities;

      o    buy or sell the equivalent amount of Government debt securities;

      o buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;

      o receive a settlement value for the equivalent amount of Government debt securities; or

      o receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

      You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those warrants or as may be otherwise stated in the Prospectus Supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

      Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, you may exercise your warrants by:

      o delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

      o payment as provided in the applicable Prospectus Supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

      Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

      If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable Prospectus Supplement.

                           LIMITATIONS ON ISSUANCE OF
                   BEARER DEBT SECURITIES AND BEARER WARRANTS

      In compliance with U.S. federal income tax laws and regulations, we and any underwriter, agent or dealer participating in the offering of any bearer debt security will agree that, in connection with the original issuance of the bearer debt security or during the restricted period (as defined in applicable U.S. Treasury regulations) of the bearer debt security, we will not offer, sell or deliver such bearer debt security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

      Each bearer debt security, including any bearer global securities that are not exchangeable for definitive individual securities before their stated maturity, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

      "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

      The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

      The sections referred to in this legend prohibit, with certain exceptions, a U.S. taxpayer who holds bearer debt securities to deduct any loss, and such U.S. taxpayer will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of those bearer debt securities.

      As used in this Prospectus, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      Pending the availability of a definitive global security or individual bearer debt securities, as the case may be, debt securities that are issuable as bearer debt securities may initially be represented by a single temporary global security. Subject to any further limitations described in the applicable Prospectus Supplement, the temporary global security will be exchangeable for interests in either a definitive global security or for such individual bearer debt securities only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." However, if the certificate has already been provided by the depositary, because interest has been paid on the global security or because a reasonable period of time after the end of the restricted period has passed, the global security will not be exchangeable for interests in either a definitive global security or individual bearer debt securities.

      The Prospectus Supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered once a bearer warrant is exercised).

                              PLAN OF DISTRIBUTION

      We may sell the securities in any of three ways:

      o to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

      o through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents; or

      o    directly to one or more purchasers.

      Each Prospectus Supplement will set forth the manner and terms of an offering of securities, including:

      o whether that offering is being made to underwriters or through agents;

      o any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

      o    the securities' purchase price or initial public offering price; and

      o    the proceeds we anticipate from the sale of the securities.

      When securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

      Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

      To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

      Unless otherwise indicated in the applicable Prospectus Supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable Prospectus Supplement.

      Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

      If so indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

      Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation for the purposes of the Securities Act. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

      Following the initial distribution of any series of securities, Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this Prospectus and the Prospectus Supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

      In order to facilitate the offering of certain securities under this Registration Statement or an applicable Prospectus Supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable Prospectus Supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

      In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

      Because Bear Stearns is our wholly owned subsidiary, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

                              ERISA CONSIDERATIONS

      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are in this Prospectus collectively referred to as "Plans."

      Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

      Each of the us, Bear Stearns and BSSC is considered a "party in interest" or "disqualified person" with respect to many Plans, including IRAs established with any of them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns and/or BSSC is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

      Applicable exemptions may include the exemption for services under Section 408(b)(2) of ERISA and certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds, PTCE 95-60 relating to insurance company general accounts and PTCEs 75-1 and 86-128 relating to securities transactions involving employee benefit plans and broker-dealers).

      A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

      In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns and/or BSSC should consult with counsel before making any acquisition.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                           VALIDITY OF THE SECURITIES

      The validity of the debt securities and the warrants will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUs

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

      SEC registration fee.................................     $2,085,000
      Trustee's fees and expenses..........................         10,000
      Accounting fees......................................         10,000
      Legal fees and expenses..............................        250,000
      Printing and engraving fees..........................         20,000
      NASD filing fee......................................         30,500
      Miscellaneous........................................          1,500
                                                                ----------
                  Total                                         $2,407,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

      We, as registrant, have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred, subject to the conditions and exclusions and deductible provisions of the policies.

      For the undertaking with respect to indemnification, see Item 17 in this Prospectus.


ITEM 16.  EXHIBITS.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

 1(a)            Form of Underwriting Agreement.(1)

 1(b)            Form of Distribution Agreement.(1)

 1(c) Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN Distribution Agreement").(2)

 1(d) Amendment No. 1, dated December 4, 1991, to the MTN Distribution Agreement.(3)

 1(e)            Form of Amendment No. 2 to the MTN Distribution Agreement.(3)

 1(f)            Form of Underwriting Agreement for Offering of Global Notes.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

 4(a)(1) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company).(5)

 4(a)(2) Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank.(6)

 4(b)(1)         Form of Fixed Rate Senior Note.(7)

 4(b)(2)         Form of Medium-Term Note, Series B (Fixed Rate).(7)

 4(b)(3)         Form of Medium-Term Note, Series B (Floating Rate).(3)

 4(b)(4)         Form of Medium-Term Note, Series B (Floating Rate
                 Extendible).(3)

 4(b)(5)         Form of Floating Rate Note (LIBOR).(9)

 4(b)(6)         Form of Floating Rate Note (CMT).(10)

 4(b)(7)         Form of Note (Common-Linked Higher Income Participation
                 Securities).(10)

 4(b)(8)         Form of Note (S&P 500 Linked Note).(11)

 4(b)(9)         Form of Global Note.(12)

 4(b)(10)        Form of Medium-Term Note, Series B (Fixed Rate; S&P
                 Linked).(13)

 4(c)(1) Form of Warrant Agreement, including form of Warrant Certificate, for warrants to purchase debt securities.(1)

 4(c)(2) Form of Warrant Agreement, including form of Warrant Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(1)

 4(c)(3) Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(3)

 4(c)(4) Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Call Warrants.(14)

 4(c)(5) Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put Warrants.(15)

 4(c)(6)         Form of Warrant Agreement relating to the Japan Index Call
                 Warrants.(16)

 4(c)(7)         Form of Warrant Agreement relating to the Japan Index Put
                 Warrants.(17)

 4(c)(8)         Form of Warrant Agreement relating to the Japanese Yen Put
                 Warrants.(18)

 4(c)(9) Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset Call Warrants.(19)

 4(c)(10) Form of Warrant Agreement relating to Vantage Point Portfolio Call Warrants.(20)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

 5               Opinion of Cadwalader, Wickersham & Taft.*

 12              Computation of Ratio of Earnings to Fixed Charges.*

 23(a)           Consent of Deloitte & Touche LLP.*

 23(b)           Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                 5).*

 24 Power of attorney (included in the signature pages to the Registration Statement).*

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (separately bound).*

----------
*     Filed herewith
(1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.
(2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.
(3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.
(4) Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.
(5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.
(6) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 1998.
(7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.
(8) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-03685 on Form S-3.
(9) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-50393 on Form S-3.
(10) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-52701 on Form S-3.
(11) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.
(12) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.
(13) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.
(14) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
(15) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
(16) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
(17) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(18) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.
(19) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.
(20) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.


ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) above do not apply if the information required with or furnished to the SEC to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 16, 1999.


                                    THE BEAR STEARNS COMPANIES INC.



                                    By: /s/ Samuel L. Molinaro, Jr.
                                        ----------------------------------------
                                        SAMUEL L.  MOLINARO, JR.
                                        Senior Vice President - Finance and
                                        Chief Financial Officer


      We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and Samuel
L. Molinaro, Jr., and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 16, 1999.



           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/ Alan C. Greenberg                 Chairman of the Board and Director
--------------------------------
        ALAN C. GREENBERG


       /s/ James E. Cayne
--------------------------------          President, Chief Executive Officer and
         JAMES E. CAYNE                   Director (Principal Executive Officer)


      /s/ Carl D. Glickman
--------------------------------                         Director
        CARL D. GLICKMAN


    /s/ Donald J. Harrington
--------------------------------                         Director
      DONALD J. HARRINGTON


       /s/ William L. Mack
--------------------------------                         Director
         WILLIAM L. MACK


      /s/ Frank T. Nickell
--------------------------------                         Director
        FRANK T. NICKELL



--------------------------------                         Director
       FREDERIC V. SALERNO


        /s/ Vincent Tese
--------------------------------                         Director
          VINCENT TESE



--------------------------------                         Director
           FRED WILPON


   /s/ Samuel L. Molinaro, Jr.
--------------------------------            Senior Vice President - Finance and
     SAMUEL L. MOLINARO, JR.                Chief Financial Officer (Principal
                                                    Financial Officer)


     /s/ Marshall J Levinson
--------------------------------            Controller and Assistant Secretary
       MARSHALL J LEVINSON                    (Principal Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

 1(a)            Form of Underwriting Agreement.(1)

 1(b)            Form of Distribution Agreement.(1)

 1(c) Distribution Agreement, including form of Terms Agreement, dated November 8, 1991, for Medium-Term Notes ("MTN Distribution Agreement").(2)

 1(d) Amendment No. 1, dated December 4, 1991, to the MTN Distribution Agreement.(3)

 1(e)            Form of Amendment No.  2 to the MTN Distribution Agreement.(3)

 1(f)            Form of Underwriting Agreement for Offering of Global Notes.(4)

 4(a)(1) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company).(5)

 4(a)(2) Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank.(6)

 4(b)(1)         Form of Fixed Rate Senior Note.(7)

 4(b)(2)         Form of Medium-Term Note, Series B (Fixed Rate).(7)

 4(b)(3)         Form of Medium-Term Note, Series B (Floating Rate).(3)

 4(b)(4)         Form of Medium-Term Note, Series B (Floating Rate
                 Extendible).(3)

 4(b)(5)         Form of Floating Rate Note (LIBOR).(9)

 4(b)(6)         Form of Floating Rate Note (CMT).(10)

 4(b)(7)         Form of Note (Common-Linked Higher Income Participation
                 Securities).(10)

 4(b)(8)         Form of Note (S&P 500 Linked Note).(11)

 4(b)(9)         Form of Global Note.(12)

 4(b)(10)        Form of Medium-Term Note, Series B (Fixed Rate; S&P
                 Linked).(13)

 4(c)(1) Form of Warrant Agreement, including form of Warrant Certificate, for warrants to purchase debt securities.(1)

 4(c)(2) Form of Warrant Agreement, including form of Warrant Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(1)

 4(c)(3) Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(3)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

 4(c)(4) Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Call Warrants.(14)

 4(c)(5) Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put Warrants.(15)

 4(c)(6)         Form of Warrant Agreement relating to the Japan Index Call
                 Warrants.(16)

 4(c)(7)         Form of Warrant Agreement relating to the Japan Index Put
                 Warrants.(17)

 4(c)(8)         Form of Warrant Agreement relating to the Japanese Yen Put
                 Warrants.(18)

 4(c)(9) Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset Call Warrants.(19)

 4(c)(10) Form of Warrant Agreement relating to Vantage Point Portfolio Call Warrants.(20)

 5               Opinion of Cadwalader, Wickersham & Taft*

 12              Computation of Ratio of Earnings to Fixed Charges.*

 23(a)           Consent of Deloitte & Touche LLP.*

 23(b)           Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                 5).*

 24 Power of attorney (included in the signature pages to the Registration Statement).*

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (separately bound).*

----------
*     Filed herewith
(1) Incorporated by reference to similarly numbered exhibits to the registrant's Registration Statement No. 33-44521 on Form S-3.
(2) Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-43482 on Form S-3.
(3) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-48829 on Form S-3.
(4) Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.
(5) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.
(6) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 1998.
(7) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-57824 on Form S-3.
(8) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 333-03685 on Form S-3.
(9) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-50393 on Form S-3.

(10) Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-52701 on Form S-3.
(11) Incorporated by reference to Exhibit 2.3 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 15, 1997.
(12) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities Exchange Commission on April 6, 1998.
(13) Incorporated by reference to the similarly numbered exhibit to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.
(14) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
(15) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.
(16) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
(17) Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.
(18) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.
(19) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.
(20) Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.